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                                                                EXHIBIT 10.8(b)

                                  June 6, 1996

Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower 12th Floor
McLean, Virginia 22102

                         Global TeleSystems Group, Inc.

Ladies and Gentlemen:

          We refer to (a) the following agreements (collectively, the "Cap Re Agreements"): (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, between Global TeleSystems Group, Inc. (the "Company") and Emerging Markets Growth Fund, Inc., as purchaser; and (ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Capital International Emerging Markets Fund, as purchaser (such purchasers being, collectively, the "Cap Re Purchasers"); and (b) the items listed on the attached Schedule (together with the items disclosed in the Schedules to the Cap Re Agreements, the "Scheduled Items"). Terms defined or referenced in the Cap Re Agreements and not otherwise defined or referenced herein are used herein as therein defined or referenced.

          The Company and the Cap Re Purchasers hereby agree as follows:

          1. Articles 5, 8 and 9 of the Cap Re Agreements (including, without limitation, the defined terms used, and the Schedules referred to, therein) are amended and restated, on and as of February 2, 1996, to the maximum extent necessary such that:

          (a) the occurrence and continuance of each and every Scheduled Item shall be permitted for any and all purposes of the Transaction Documents referred to in the Cap Re Agreements (collectively, the "Cap Re Transaction Documents"); and

          (b) (i) no representation, warranty, certification or statement made by the Company in any Cap Re Transaction Document or in any other document delivered pursuant thereto or in connection therewith shall at any time be deemed incorrect in any respect, (ii) neither the Company nor any of its Subsidiaries shall at any time be deemed to have defaulted in its due observance or performance of any covenant or
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     agreement contained in any Cap Re Transaction Document and (iii) no Event
     of Default (or event (a "Potential Default") that, with the giving of notice or lapse of time or both, would constitute an Event of Default) shall at any time be deemed to have occurred and be continuing under the Cap Re Documents, in each case under clauses (b)(i), (b)(ii) and (b)(iii) above, as a result of any one or more failures, defaults, violations, acts, omissions, events, transactions, facts and circumstances described in the Scheduled Items. The Cap Re Agreements as amended hereby shall remain in full force and effect.

          2. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.
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                          SCHEDULE TO LETTER WAIVER



1. ADDITIONAL EXISTING, PENDING OR OTHER POSSIBLE INDEBTEDNESS OF THE COMPANY OR ITS SUBSIDIARIES NOT DISCLOSED ON SCHEDULE A TO THE CAP RE AGREEMENTS


o    ADDITIONAL CWAG LEASES

          The Company has agreed to guarantee the payments of GTS Hungaro, Inc. under a finance lease with CWAG for up to $2.5 million in microwave and VSAT equipment for a term of approximately 48 months.

o    NOKIA

          Vendor contracts between Telecommunications of Moscow and Nokia for switch permits deferred payments and phased extensions.

o    INTERCOMPANY INDEBTEDNESS

                                    NET AFFILIATE SCHEDULE
                                        (in thousands)
          COMPANY                       3/31/96(1)(2)
          -------

          GTS Hermes, Inc(3)                 $16,003
          GTS Europe South                     4,438
          GTS Hungaro
10,913
          GTS Czech, Inc.                      2,374
          GTS Bulgaria, Inc.                      59
          Moscoregoff, Inc.                    1,501
          GTS Cellular, Inc.                   6,192
          SFMT Rusnet , Inc.                  19,429
          SFMT Sovintel 1, Inc.
 7,338
          Sovam Teleport                       6,102
          TCM                                    125
          SFMT China, Inc.                     7,062
          GTS India, Inc.                        652
          Hungary                                  0
          Eurohivo                                 0
          C-Datacom Int'l                          0
                                             -------
               Total                         $82,188

----------------
1 These amounts do not reflect the final adjustments that will be made prior to the closing of the 1st quarter FY '96 results.
2    Excludes GTS holding companies investments in operating co.'s.
3    The Company and HitRail B.V. each made temporary loans of
     approximately ECU 11 Million to Hermes Europe Railtel B.V. in February 1996. It is contemplated that these loans will be "converted" to equity when the structure of Hermes is completed.
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2.      ADDITIONAL EVENTS AND DEVELOPMENTS NOT DISCLOSED ON SCHEDULES TO THE
        CAP RE AGREEMENTS

o In connection with certain capital equipment purchasing practices, SFMT-Rusnet, Inc. ("Rusnet"), a wholly owned Delaware Subsidiary of the Company, purchased equipment and installation services in connection with the TeleRoss business in the CIS. Such equipment and services were sold by Rusnet to SFIT, Ltd., Co. and TeleRoss at prices below those paid to the vendors involved. Approximately $7.5 million in such assets and services are currently improperly recorded in the accounts of Rusnet. In performing these practices, Rusnet may have exposed itself to the risk of having a permanent establishment in Russia. Rusnet has also participated in the compensatory arrangements described above. In addition, Rusnet has incurred salary, travel and entertainment expenses and other administrative related expenses totaling approximately $4.1 million on behalf of TeleRoss and SFIT. In transferring the $7.5 million in assets and services to Russian Subsidiaries, and in billing the $4.1 million in costs to TeleRoss and SFIT, Rusnet potentially exposes itself to liabilities and penalties associated with income tax withholding, VAT and customs duties withholding and hard currency payments approval. If such taxes and duties are determinable and collected by the Russian tax authorities, such liabilities could have a material adverse effect on the assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Cap Re Agreements.

o EDN Sovintel is not technically in compliance with its telecommunications license #1202 issued by the Ministry of Communications ("MOC") of the Russian Federation in two respects. First, Sovintel has organized a point of presence in St. Petersburg and started commercial activities there. Sovintel's current license contemplates operations only in Moscow and the Moscow region. Second, Sovintel offers point-to-point services, whereas its license authorizes operating international telephony services. Such license provides that it will be annulled if any of its terms are not observed and that the license will be terminated 30 days after notification from the MOC. Sovintel is in the process of requesting an amendment to such license to authorize operations in St. Petersburg. Sovintel's inquiries to the MOC has indicated that a separate new license may be required in the case of authority to offer point-to-point services. Such inquiries have also indicated that an application for such a new license will not be processed before the Russian elections are completed.

o Under Section 8.1 of each of the Cap Re Agreements, the Company is obligated to deliver its audited financial statements within 150 days after the end of each fiscal year. The Company has not provided its 1995 audited financial statements to the Purchasers within such time frame.


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     Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.


                                   Very truly yours,

                                   EMERGING MARKETS GROWTH FUND, INC.


By /s/ [ILLEGIBLE]
   ----------------------------
                                   Name:  Pierre-Marie Bouvet de Maisonneuve
                                   Title: Authorized Representative


                                   CAPITAL INTERNATIONAL EMERGING MARKETS FUND



By /s/ DAVID WALLACE               /s/ DAVID BEEVERS
   ----------------------------    ----------------------------
       David Wallace               Name:  David Beevers
       Director                    Title: Director



Accepted and Agreed:

GLOBAL TELESYSTEMS GROUP, INC.



By
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   Name:
   Title: